UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2011

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On November 23, 2011, Mattress Firm Holding Corp. (the “Company”) filed an amended and restated certificate of incorporation (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of its common stock, par value $0.01 per share (the “IPO”). The Amended and Restated Charter became effective upon filing with the Secretary of State of the State of Delaware.  The Company’s board of directors and its sole stockholder prior to closing of the IPO previously approved the Amended and Restated Charter to be filed in connection with, and to be effective immediately prior to, the consummation of the IPO.

The Amended and Restated Charter has amended and restated the Company’s certificate of incorporation, as amended, in its entirety to, among other things:

•                  authorize 120,000,000 shares of common stock, par value $0.01 per share;

•                  authorize 5,000,000 shares of undesignated preferred stock, par value $0.001 per share, that may, without further action by the stockholders, be issued from time to time by the Company’s board of directors in one or more series;

•                  establish a classified board of directors, divided into three classes, the members of each of which will serve for a staggered three-year term, and provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the Company’s voting stock;

•                  eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting once investment funds associated with J.W. Childs Associates, L.P. (the “JWC Funds”) collectively own less than 50% of the Company’s outstanding common stock;

•                  provide that, except as otherwise required by law, special meetings of stockholders may be called only by either (a) the chairman or vice chairman of the Company’s board of directors or (b) a majority of the Company’s board of directors through a special resolution;

•                  provide that the Company’s bylaws may be amended or repealed by a majority vote of the Company’s board of directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least 66 2/3% of the voting power of the Company’s outstanding common stock;

•                  opt out from the anti-takeover statute of Section 203 of the Delaware General Corporation Law, but provide that the Company may not engage in certain business combinations with any specified “interested stockholder” (generally excepting J.W. Childs Associates, L.P. and its affiliates and transferees) for a three-year period following the time that the stockholder became an interested stockholder, unless pursuant to a prior approval of the Company’s board of directors or another specified exception;

•                  require that, so long as the JWC Funds collectively own more than 50% of the outstanding shares of common stock, a majority of the voting power of the Company’s outstanding common stock and, from and after the date on which the JWC Funds cease collectively to own more than 50% of the voting power of the Company’s outstanding common stock, the affirmative vote of at least 66 2/3% of the voting power of the Company’s outstanding common stock, in each case entitled to vote thereon and voting as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, the Amended and Restated Charter provisions described in this subparagraph or in the third through seventh subparagraphs above; and

•                  provide that, to the fullest extent permitted by law, derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Mattress Firm Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: November 29, 2011	By:	/s/ James R. Black
James R. Black Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Mattress Firm Holding Corp.